EXHIBIT 2(d): Proprietary Rights Agreement

STATE OF Montana

          :ss

COUNTY OF Sanda

     On this 19 day of May, 2000, before me, the undersigned Notary Public in and for said County and State, personally appeared David
R. Lyman, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he did so freely and voluntarily and for the uses and purposes therein mentioned.


WITNESS my hand and official seal.


                                                /s/ Sharlene
Fitchatt

                                                NOTARY PUBLIC in
and for said
                                                COUNTY and STATE.



STATE OF Washington

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COUNTY OF King

     On this 20 day of May, 2000, before me, the undersigned Notary Public in and for said County and State, personally appeared Jeff
P. Jordan, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he did so freely and voluntarily and for the uses and purposes therein mentioned.


WITNESS my hand and official seal.


                                                /s/ Samuel C. Carp

                                                NOTARY PUBLIC in
and for said
                                                COUNTY and STATE.

                   PROPRIETARY RIGHTS AGREEMENT

     Pursuant to this Proprietary Rights Agreement, David R. Lyman (Hereinafter referred to as "LYMAN"), hereby grants, conveys, and fully transfers to Marine Jet Technology Corp., a Nevada corporation (hereinafter referred to as "MARINE JET"), any and all proprietary rights and future benefits that LYMAN may own or have claim to as a result of his design, development, and/or manufacturing work on the MARINE JET prototype system, as part of the effort to commercialize the following U.S. Patents:

       U.S. Patent # 5,658,176 "Marine jet Propulsion System"

       U.S. Patent # 5,679,035 "Marine jet Propulsion nozzle and method"

       U.S. Patent # 5,683,276 "Marine jet propulsion inlet duct and method"

     In exchange for such grant, conveyance or transfer, MARINE JET agrees to issue to LYMAN 1,000,000 shares of the Common Stock of MARINE JET. This stock will be "Restricted Stock" under Federal
Rule 144.

     Executed by all parties this 19th day of May, 2000 by the all parties to this AGREEMENT.




          /s/ David R. Lyman
              David R. Lyman, Individually


          /s/ Jeff P. Jordan
              Jeff P. Jordan for Marine Jet Technology Corp.